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                                                                    EXHIBIT 23.2


                Consent of KPMG Peat Marwick LLP, Independent Accountants


The Board of Directors
Dunn Computer Corporation:

     We consent to the incorporation by reference in the Registration Statement (Registration No. 333-_______) on Form S-8 of our report dated November 7,
1997 on the combined financial statements of International Data Products, Inc. and combined company as of September 30, 1997 and 1996 and for each of the years in the three year period ended September 30, 1997, which report appears in the final prospectus filed by Dunn Computer Corporation on Form
S-1 on April 28, 1998 (Registration No. 337-47631).

                                                       /s/ KPMG Peat Marwick LLP

McLean, Virginia
May 7, 1998

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